Exhibit 32
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report for the Farm Bureau 401(k) Savings Plan (the “Plan”) on Form 11-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Craig A. Lang, President, and I, Jerry C Downin, Secretary and Treasurer of the Employer which established the Plan, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and
(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.
Date: June 27, 2006

By	/s/ Craig A. Lang

Craig A. Lang
President, Iowa Farm Bureau Federation

By	/s/ Jerry C. Downin

Jerry C. Downin
Secretary and Treasurer, Iowa Farm Bureau Federation
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FBL Financial Group, Inc., and will be retained by FBL Financial Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.